Exhibit 10.19

IRREVOCABLE STANDBY LETTER OF CREDIT

April 17, 2006

Beneficiary:

Letter of Credit No. 1109600324

UMB Bank, N.A., as Trustee

Corporate Trust Division

Attention:  Anthony Hawkins

2401 Grand Blvd., Suite 200

Kansas City, MO 64108

Applicant:

MAIR Holdings, Inc.

150 South 5th Street

Suite 1360

Minneapolis, MN 55402

Issuing Bank:

First Interstate Bank

Attention:  Steve Tostenrud

401 North 31st St.

P.O. Box 30918

Billings, MT 59116-0918

Ladies and Gentlemen:

First Interstate Bank (the “Issuing Bank”) hereby issues this irrevocable standby letter of credit (the “Letter of Credit”) for the benefit of the Beneficiary and available by your draft or drafts at sight, subject to the requirements of this Letter of Credit, in an aggregate amount not to exceed THIRTEEN MILLION ONE HUNDRED TEN THOUSAND AND 00/100 U.S. DOLLARS (13,110,000.00) (the “Stated Amount”). This Letter of Credit expires at 4:00 o’clock p.m. (Mountain Time) on April 17, 2007 (the “Expiration Time”). The Expiration Time shall be automatically extended without amendment for one year periods from this or any future Expiration Time, unless sixty days prior to any such Expiration Time the Issuing Bank notifies the Beneficiary at the address listed above and the Additional Notice Parties (listed below), in writing by registered mail or express courier, that the Issuing Bank elects not to extend the Letter of Credit.

Nothwithstanding the above automatic extension provision, it is a condition of this Letter of Credit that the Stated Amount will automatically reduce without amendment on the dates and in the amounts as listed on the attached Exhibit A, and made a part hereof. Such reduction will take place on each corresponding date at 4:00 p.m. Mountain Time.

Drawings are available against manually signed draft(s) at sight by a duly authorized agent of Beneficiary stating this Letter of Credit number presented to the Issuing Bank at its office stated above, in a single mailing, by courier or personal delivery, and to the attention of the Commercial Loan Department and accompanied by a signed statement reading as follows:

“The undersigned, on behalf of the Beneficiary, certifies that (1) the undersigned is duly authorized to execute and deliver this draft, (2) the Draw Amount is due and owing to the Beneficiary by reason of a default by Applicant under the Agreement dated as of April 18, 2006, between Beneficiary and Applicant, and (3) Beneficiary has complied with all notice and other requirements under said Agreement.”

All drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored on receipt of the specified documents by the Issuing Bank if actually received on a Business Day and before the Expiration Time. Partial drawings are permitted provided the aggregate of all draws does not exceed the Stated Amount. “Business Day” means any calendar day, other than a Saturday, Sunday or legal holiday, and on which the Issuing Bank is open for business at the office.

This Letter of Credit sets forth in full the Issuing Bank’s undertakings and the undertaking shall not be in any way modified, amended or limited by reference to any other document, instrument or agreement, excepting only the sight drafts and required drawing statement and drawing documents identified above.

This Letter of Credit is subject to the terms and conditions of the “Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500” or any subsequent revision thereof (the “Uniform Customs”).

Communications with respect to this Letter of Credit shall be in writing and shall be addressed to the Issuing Bank at the address set forth above. All communications must make reference to the Letter of Credit number.

The Additional Notice Parties are:

Mintz, Levin, Cohn, Ferris, Glovsky	Oppenheimer Funds, Inc.
and Popeo, P.C.	350 Linden Oaks
One Financial Center	Rochester, NY 14625
Boston, MA 02111	Attention: Angela Uttaro
Attention: Kevin J. Walsh

Merrill Lynch Investment Managers
800 Scudders Mill Road
Section 1B
Plainsboro, NJ 08536
Attention: Christopher Fornal

This Letter of Credit is non-assignable and non-transferable.

FIRST INTERSTATE BANK

By	/s/ Susan Riplett

Its	Vice President

By	/s/ Steve Tostenrud

Its	Vice President